                                                                 EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference of our report dated February February 9, 2000 (March 16, 2000 as to the second paragraph of Note 4 and to Note 19) appearing in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1999, in the following Registration Statements of Cox Communications, Inc. and to the reference to us under the heading "Experts" in the Registration Statements on Form S-3:

                           Form              File No.
                          ------           -----------
                           S-8              33-80993
                           S-8              33-80995
                           S-8              33-91506
                           S-8             333-44399
                           S-8             333-85055
                           S-3             333-03766
                           S-3             333-82575
                           S-3             333-82575-01
                           S-3             333-82575-02

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 22, 2000